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                                                                     Exhibit 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    WTA Inc.

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I
                                    ---------

     The name of the Corporation is WTA Inc.

                                   ARTICLE II
                                   ----------

     The registered office of the Corporation in the State of Delaware is located at Suite 1300, 1105 North Market Street, P.O. Box 8985, Wilmington, New Castle County, Delaware 19899. The name of the Corporation's registered agent at such address is Delaware Corporate Management, Inc.

                                   ARTICLE III
                                   -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE IV
                                   ----------

     The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock and such shares shall have no par value.

                                    ARTICLE V
                                    ---------

     The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                   ARTICLE VI
                                   ----------

     Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide. Any director may be removed from office either with or without cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of the stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

                                   ARTICLE VII
                                   -----------

     The Board of Directors shall have power to make, adopt, alter, amend or repeal from time to time By-Laws of the Corporation.

                                  ARTICLE VIII
                                  ------------

     The incorporator of the Corporation is Appleton Papers Inc., a Delaware corporation, whose mailing address is P.O. Box 359, Appleton, WI 54912, USA.

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                                   ARTICLE IX
                                   ----------

     From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article IX.

     IN WITNESS WHEREOF, the undersigned has set its hand and seal this 5/th/ day of October, 1990.

                                                   APPLETON PAPERS INC.


                                                   /s/ E. Frank McKinney
                                                   ---------------------------
                                                   BY: E. Frank McKinney
                                                       Vice President, Secretary
                                                       & General Counsel